Filed Pursuant to Rule 424(b)(5)
Registration No. 333-274804
PROSPECTUS
Up to $1,500,000,000

Common Shares
Preference Shares
Debt Securities
Warrants
Units

From time to time, we may offer and sell up to an aggregate amount of $1.5 billion of any combination of the securities described in this prospectus, either individually or in combination, at prices and on terms described in one or more supplements to this prospectus. We may also offer common shares, $0.0000000341740141 par value per share (the “Common Shares”), or preference shares, or senior and/or subordinated debt securities, warrants to purchase any of such securities, or units consisting of a combination of any of the foregoing.
This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.
Our Common Shares are listed on the Nasdaq Global Market under the trading symbol “ROIV.” On October 5, 2023, the last reported sale price of our Common Shares was $10.43 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements.
Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 2 of this prospectus, in any applicable prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference herein.
The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any shares of our securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and overallotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 6, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may, from time to time, offer and sell in one or more offerings Common Shares and preference shares, various series of debt securities, warrants to purchase any of such securities and/or units either individually or in combination with other securities, in one or more offerings, up to a total dollar amount of $1.5 billion. This prospectus provides you with a general description of the securities we may offer.
Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”
ii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context indicates otherwise, references in this prospectus to the “Company,” “Roivant,” “we,” “us,” “our” and similar terms refer to Roivant Sciences Ltd., a Bermuda exempted limited company, and its consolidated subsidiaries. Our fiscal year ends on March 31.
Roivant Sciences Ltd.
Overview
Roivant is a commercial-stage biopharmaceutical company that aims to improve the lives of patients by accelerating the development and commercialization of medicines that matter. Today, Roivant’s pipeline is concentrated in inflammation and immunology and includes VTAMA, a novel topical approved for the treatment of psoriasis and in development for the treatment of atopic dermatitis; batoclimab and IMVT-1402, fully human monoclonal antibodies targeting the neonatal Fc receptor (“FcRn”) in development across several immunoglobulin G (“IgG”) mediated autoimmune indications; and RVT-3101, an anti-TL1A antibody in development for ulcerative colitis and Crohn’s disease, in addition to several other therapies in various stages of clinical development. We advance our pipeline by creating nimble subsidiaries or “Vants” to develop and commercialize our medicines and technologies. Beyond therapeutics, Roivant also incubates discovery-stage companies and health technology startups complementary to its biopharmaceutical business.
Corporate Information
We were registered as an exempted limited company in Bermuda in 2014, under the name Valor Biotechnology Ltd. In November 2014 we changed our name to Roivant Sciences Ltd. Our principal executive offices are located at 7th Floor, 50 Broadway, London SW1H 0DB, United Kingdom. Our telephone number is +44 207 400 3347.
Our web page address is https://roivant.com. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document or any other document that we file with or furnish to the SEC.
We are an “emerging growth company” (an “EGC”), as defined in the Jumpstart Our Business Startups Act of 2012. As an EGC, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.
Nasdaq Global Market Listing
Our Common Shares are listed on the Nasdaq Global Market under the symbol “ROIV.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Market or any other securities market or other exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS
Our business and investing in our securities involves a high degree of risk. You should carefully consider the risks described under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. You should also consider the risks, uncertainties and other information set forth in the reports and other materials filed or furnished by us and our majority-controlled subsidiary, Immunovant, Inc. (“Immunovant”), with the SEC. The risks identified in these SEC filings could have a material and adverse impact on our business, prospects, results of operations, financial condition and cash flows. If any such events were to happen, the trading price of our Common Shares could decline, and you could lose all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, and statements that are not historical facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to risk associated with:
•	our limited operating history and risks involved in biopharmaceutical product development;
•	our limited experience as a commercial-stage company and ability to successfully commercialize VTAMA® (tapinarof);
•	our ability to raise additional capital to fund our business on acceptable terms or at all;
•	the fact that we will likely incur significant operating losses for the foreseeable future;
•
the impact of public health outbreaks, epidemics or pandemics (such as the COVID-19 pandemic) on our business (including our clinical trials and preclinical studies), operations and financial condition and results;

•	our ability to acquire or in-license new product candidates;
•	our ability to identify new product candidates through our discovery efforts;
•	our Vant structure and the potential that we may fail to capitalize on certain development opportunities;
•
the impact of public health outbreaks, epidemics or pandemics (such as the COVID-19 pandemic) on our business (including our clinical trials and preclinical studies), operations and financial condition and results;

•	clinical trials and preclinical studies, which are very expensive, time-consuming, difficult to design and implement and involve uncertain outcomes;
•
the novelty, complexity and difficulty of manufacturing certain of our products and product candidates, including any manufacturing problems that result in delays in development or commercialization of our products and product candidates;

•	difficulties we may face in enrolling and retaining patients in clinical trials and/or clinical development activities;
•	the results of our clinical trials not supporting our proposed claims for a product candidate;
•	interim, top-line and/or preliminary data from our clinical trials changing as more data becoming available or data being delayed due to audit and verification processes;
•	changes in product manufacturing or formulation that could lead to the incurrence of costs or delays;
•	the failure of any third-party we contract with to conduct, supervise and monitor our clinical trials to perform in a satisfactory manner or to comply with applicable requirements;

•
the fact that obtaining approvals for new drugs is a lengthy, extensive, expensive and unpredictable process that may end with our inability to obtain regulatory approval by the FDA or other regulatory agencies in other jurisdictions;

•
the failure of our clinical trials to demonstrate substantial evidence of the safety and efficacy of our products and product candidates, including, but not limited to, scenarios in which our products and product candidates may cause adverse effects that could delay regulatory approval, discontinue clinical trials, limit the scope of approval or generally result in negative media coverage of us;

•	our inability to obtain regulatory approval for a product or product candidate in certain jurisdictions, even if we are able to obtain approval in certain other jurisdictions;
•	our ability to effectively manage growth and to attract and retain key personnel;
•	any business, legal, regulatory, political, operational, financial and economic risks associated with conducting business globally;
•	our ability to obtain and maintain patent and other intellectual property protection for our technology, products and product candidates;
•	the inadequacy of patent terms and their scope to protect our competitive position;
•
the failure to issue (or the threatening of their breadth or strength of protection) or provide meaningful exclusivity for our current and future products and product candidates of our patent applications that we hold or have in-licensed;

•
the fact that we do not currently and may not in the future own or license any issued composition of matter patents covering certain of our products and product candidates and our inability to be certain that any of our other issued patents will provide adequate protection for such products and product candidates;

•	the fact that our largest shareholders own a significant percentage of our stock and will be able to exert significant control over matters subject to shareholder approval;
•	future sales of securities by us or our largest shareholders, or the perception of such sales, and the impact thereof on the price of our common shares;
•	the outcome of any pending or potential litigation, including but not limited to our expectations regarding the outcome of any such litigation and costs and expenses associated with such litigation;
•	changes in applicable laws or regulations;
•	the possibility that we may be adversely affected by other economic, business and/or competitive factors; and
•	any other risks and uncertainties indicated from time to time in filings made with the SEC.
These risks are not exhaustive. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

USE OF PROCEEDS
We would receive up to an aggregate of $1.5 billion from the issuance and sale of our securities from time to time, less any underwriting discounts and commissions, if underwriters are used, and expenses.
Except as described in any applicable prospectus or prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds for working capital and general corporate purposes.

DESCRIPTION OF SHARE CAPITAL
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our memorandum of association, bye-laws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of our memorandum of association, bye-laws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.
General
We are an exempted company incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number 48931. We were incorporated on April 7, 2014 under the name Valor Biotechnology Ltd. We changed our name to Roivant Sciences Ltd. on November 5, 2014. Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.
The objects of our business are unrestricted, and Roivant Sciences Ltd. has the capacity of a natural person. We can therefore undertake activities without restriction on our capacity.
There have been no public takeover offers by third parties for our shares nor any public takeover offers by us for the shares of another company that have occurred during the last or current financial years.
Share Capital
As of August 10, 2023, we had 771,742,197 Common Shares issued and outstanding. All of the currently issued and outstanding Common Shares are fully paid. Pursuant to our amended and restated bye-laws, subject to the requirements of the Nasdaq, and to any resolution of the shareholders to the contrary, our board of directors is authorized to issue any of our authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares provided Common Shares remain listed on an appointed stock exchange, which includes Nasdaq.
Common Shares
Holders of Common Shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of Common Shares are entitled to one vote per share on all matters submitted to a vote of holders of Common Shares. Unless a different majority is required by law or by our amended and restated bye-laws, resolutions to be approved by holders of Common Shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.
In the event of our liquidation, dissolution or winding up, the holders of Common Shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.
Preference Shares
Pursuant to Bermuda law and our amended and restated bye-laws, our board of directors may, by resolution, establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights, rights to elect or appoint directors and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any further shareholder approval. Such rights, preferences, powers and limitations, as may be established, could have the effect of discouraging an attempt to obtain control of our company.
Dividend Rights
Under Bermuda law, a company may not declare or pay dividends if there are reasonable grounds for believing that (1) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (2) that the realizable value of its assets would thereby be less than its liabilities. Under our amended and restated bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preference shares. We do not anticipate paying cash dividends in the foreseeable future.

Variation of Rights
If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of 66 2∕3% of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least one person holding or representing a majority of the issued shares of the relevant class is present. Our amended and restated bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to Common Shares will not be deemed to vary the rights attached to Common Shares or, subject to the terms of any other class or series of preference shares, to vary the rights attached to any other class or series of preference shares.
Transfer of Shares
Our board of directors may, in its absolute discretion and without assigning any reason, refuse to register the transfer of a share on the basis that it is not fully paid. Our board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as our board of directors shall reasonably require or unless all applicable consents, authorizations and permissions of any governmental agency or body in Bermuda have been obtained. Subject to these restrictions, a holder of Common Shares may transfer the title to all or any of his or her Common Shares by completing an instrument of transfer in writing in such form as our board of directors may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share our board of directors may accept the instrument signed only by the transferor.
Meetings of Shareholders
Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year, which we refer to as the annual general meeting. While Bermuda law permits the shareholders to waive the requirement to hold an annual general meeting by resolution (either for a specific year or a period of time or indefinitely), our amended and restated bye-laws provide that, notwithstanding, an annual general meeting shall be held in each year.
Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our amended and restated bye-laws provide that our principal executive officer or the chairperson of our board of directors or any two directors or any director and the secretary or our board of directors may convene an annual general meeting and our principal executive officer or the chairperson of our board of directors or our board of directors may convene a special general meeting. Under our amended and restated bye-laws, at least 14 days’ notice of an annual general meeting or 10 days’ notice of a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (1) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (2) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 50% of all issued and outstanding Common Shares.
Access to Books and Records and Dissemination of Information
Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include a company’s memorandum of association, including its objects and powers, and certain alterations to the memorandum of association. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented in the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Election and Removal of Directors
Our amended and restated bye-laws provide that our board of directors shall consist of not less than five (5) Directors and not more than such maximum number of Directors as the board of directors may from time to time determine, being initially fifteen (15) Directors. Our board of directors currently consists of nine directors. Our board of directors is divided into three classes that are required to be, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms will be staggered so that the term of only one class of directors expires at each annual general meeting. The terms of the Class I, Class II and Class III directors will expire in 2025, 2023 and 2024, respectively. At each succeeding annual general meeting, successors to the class of directors whose term expires at the annual general meeting will be elected for a three-year term.
A shareholder holding any percentage of the Common Shares in issue may propose for election as a director someone who is not an existing director or is not proposed by our board of directors. Where a director is to be elected at an annual general meeting, notice of any such proposal for election must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not less than 30 days before or after such anniversary the notice must be given not later than 10 days following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made. Where a director is to be elected at a special general meeting; provided, that our board of directors has determined that shareholders may nominate persons for election at such special general meeting, that notice must be given not later than seven days following the earlier of the date on which notice of the special general meeting was posted to shareholders or the date on which public disclosure of the date of the special general meeting was made.
A director may be removed, only with cause, by the shareholders by the affirmative vote of at least 66 2∕3% of the issued and outstanding voting shares entitled to vote for the election of directors, provided notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and a summary of the facts justifying the removal and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his or her removal.
Proceedings of Board of Directors
Our amended and restated bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law permits individual and corporate directors and there is no requirement in our bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in our amended and restated bye-laws or Bermuda law that our directors must retire at a certain age.
The compensation of our directors will be determined by the board of directors, and there is no requirement that a specified number or percentage of “independent” directors must approve any such determination. Our directors may also be paid all travel, hotel and other reasonable out-of-pocket expenses properly incurred by them in connection with our business or their duties as directors.
A director who discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law may be entitled to be counted in the quorum for such meeting and to vote in respect of any such contract or arrangement in which he or she is interested unless the chairman of the relevant meeting of the board of directors determines that such director is disqualified from voting.

Indemnification of Directors and Officers
Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.
Our amended and restated bye-laws provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty, and that we shall advance funds to our officers and directors for expenses incurred in their defense upon receipt of an undertaking to repay the funds if any allegation of fraud or dishonesty is proved. Our amended and restated bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such purpose.
Amendment of Memorandum of Association and Bye-laws
Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. Our amended and restated bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of our shareholders holding at least 66 2∕3% of all votes cast on the resolution. The memorandum or association shall not be rescinded, altered or amended without a resolution of our board of directors and a resolution of our shareholders holding at least 66 2∕3% of all votes cast on the resolution.
Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Supreme Court of Bermuda. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.
Amalgamations and Mergers
The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two or more persons holding or representing more than one-third of the issued shares of the company. Our amended and restated bye-laws provide that the approval of a 66 2∕3% of shareholders voting at a meeting to approve the amalgamation or merger agreement shall be sufficient (other than in respect of an amalgamation or merger constituting a “business combination”), and the quorum for such meeting shall be two or more persons present in person and representing in person or by proxy in excess of 50% of the total voting rights of all issued and outstanding shares of the company.
Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.
Business Combinations
Although the Companies Act does not contain specific provisions regarding “business combinations” between companies organized under the laws of Bermuda and “interested shareholders,” we have included these provisions in our bye-laws. Specifically, our bye-laws contain provisions which prohibit us from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder, unless, in addition to any other approval that may be required by applicable law:
•
prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•
upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our issued and voting shares outstanding at the time the transaction commenced; or

•
after the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least 66 2∕3% of our issued and outstanding voting shares that are not owned by the interested shareholder.

For purposes of these provisions, a “business combination” includes recapitalizations, mergers, amalgamations, consolidations, exchanges, asset sales, leases, certain issues or transfers of shares or other securities and other transactions resulting in a financial benefit to the interested shareholder. An “interested shareholder” is any person or entity that beneficially owns 15% or more of our issued and outstanding voting shares and any person or entity affiliated with or controlling or controlled by that person or entity.
Shareholder Suits
Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.
When the affairs of a company are being conducted in a manner that is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.
Our amended and restated bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. We have been advised by the SEC that in the opinion of the SEC, the operation of this provision as a waiver of the right to sue for violations of federal securities laws would likely be unenforceable in U.S. courts.
Capitalization of Profits and Reserves
Pursuant to our amended and restated bye-laws, our board of directors may (1) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares) to the shareholders; or (2) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full, partly paid or nil paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Untraced Shareholders
Our amended and restated bye-laws provide that our board of directors may forfeit any dividend or other monies payable in respect of any shares that remain unclaimed for six years from the date when such monies became due for payment. In addition, we are entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquires have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.
Certain Provisions of Bermuda Law
We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of Common Shares.
The Bermuda Monetary Authority has given its consent for the issue and free transferability of all of the Common Shares that are the subject of this offering to and between residents and non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes Nasdaq. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda shall be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of Common Shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority. We have sought and have obtained a specific permission from the Bermuda Monetary Authority for the issue and transfer of Common Shares up to the amount of our authorized capital from time to time, and options, warrants, depository receipts, rights, loan notes, debt instruments and our other securities to persons resident and non-resident for exchange control purposes with the need for prior approval of such issue or transfer.
In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust.
Exchange Controls
The permission of the Bermuda Monetary Authority is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares (which includes Common Shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from or to a non-resident of Bermuda for exchange control purposes for so long as any “Equity Securities” of the company (which would include Common Shares) are listed on an “Appointed Stock Exchange” (which would include Nasdaq). Certain issues and transfers of Common Shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority. We have sought and have obtained a specific permission from the Bermuda Monetary Authority for the issue and transfer of Common Shares up to the amount of our authorized capital from time to time, and options, warrants, depository receipts, rights, loan notes, debt instruments and our other securities to persons resident and non-resident for exchange control purposes with the need for prior approval of such issue or transfer.
Transfer Agent and Registrar
The transfer agent for the Common Shares is Equiniti Trust Company, LLC.
Listing of Common Shares
The Common Shares are listed on the Nasdaq Global Market under the symbol “ROIV.”

DESCRIPTION OF DEBT SECURITIES
We may issue senior or subordinated debt securities under one or more indentures. The debt securities will constitute either our senior or subordinated debt. We will issue debt securities that will be senior debt under a senior debt indenture between us and a senior debt trustee, and we will issue debt securities that will be subordinated debt under a subordinated debt indenture between us and a subordinated debt trustee. This prospectus refers to the senior debt indenture and the subordinated debt indenture individually as the indenture and collectively as the indentures. This prospectus refers to the senior debt trustee and the subordinated debt trustee individually as the trustee and collectively as the trustees.
When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We have summarized certain terms and provisions of the indentures. The summary is not complete and is qualified in its entirety by the indentures which will be incorporated by reference as an exhibit to the registration statement for these securities. You should read the indentures for the provisions which may be important to you. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The indentures are substantially identical, except for the provisions relating to subordination and covenants. See “—Subordinated Debt” and “—Covenants.” Neither indenture will limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:
•	classification as senior or subordinated debt securities;
•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
•
if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;
•	the maturity date;
•	the interest rate, if any, and the method for calculating the interest rate;
•	the interest payment dates and the record dates for the interest payments;
•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;
•	the place where we will pay principal and interest;
•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;
•	whether the debt securities will be issued in the form of global securities or certificates;
•	additional provisions, if any, relating to the defeasance of the debt securities;
•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;
•	any United States federal income tax consequences;
•	the dates on which premium, if any, will be paid;
•	our right, if any, to defer payment interest and the maximum length of this deferral period;
•	any listing on a securities exchange;
•	the initial public offering price; and
•	other specific terms, including any additional events of default or covenants.

Senior Debt
We will issue under the senior debt indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt.
Subordinated Debt
We will issue under the subordinated debt indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all of our “senior indebtedness.” The subordinated debt indenture defines “senior indebtedness” as the principal of (and premium, if any) and interest on (i) all of our indebtedness for borrowed money, (ii) all of our obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all of our obligations in respect of letters of credit or bankers’ acceptance or other similar instruments (or reimbursement obligations with respect thereto), (iv) all of our obligations to pay the deferred purchase price of property or services, except trade payables, (v) all of our obligations as lessee under capital leases, (vi) all debt of others secured by a lien on any of our assets, (vii) all debt of others guaranteed by us, (viii) all of our redeemable shares valued at the greater of their voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (ix) all of our obligations under any currency agreements and interest rate agreements. “Senior indebtedness” does not include (i) any obligations that, when incurred, was without recourse, (ii) any other obligations that are specifically designated as not being senior in right of payment to the subordinated debt securities, and (iii) our redeemable shares.
In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:
•	any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern us or a substantial part of our property;
•
a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist; or

•
the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated debt indenture. This declaration must not have been rescinded and annulled as provided in the subordinated debt indenture.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Events of Default
When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, we mean:
(i)
we default in the payment of principal of such debt securities when it becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment or otherwise;

(ii)	we default in the payment of interest on such debt securities when it becomes due and payable and such default continues for a period of 30 days or more;
(iii)
we default in the performance of, or breach, any other covenant or agreement in the indenture with respect to such debt securities or in such debt securities (other than defaults specified in clause (i) or (ii) above) and such default or breach continues for a period of 30 days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of all outstanding debt securities affected thereby specifying such default or breach and requiring it to be remedied;

(iv)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us or any material subsidiary has occurred; or
(v)	any other Events of Default set forth in the prospectus supplement.
If an Event of Default (other than an Event of Default specified in clause (iv) above) with respect to any series of debt securities then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities may declare the entire principal of such debt securities (or such lesser amount as may be provided in the terms of the debt securities), and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same will become immediately due and payable.
If an Event of Default under the indenture specified in clause (iv) above occurs and is continuing, then the principal amount of all outstanding debt securities (or such lesser amount as may be provided in the terms of the debt securities) and interest accrued thereon, if any, will become immediately due and payable, without any notice or other action by any holder or the trustee, to the full extent permitted by applicable law.
The holders of at least a majority in principal amount of all outstanding debt securities affected (or such lesser amount as may be provided in the terms of the debt securities), by notice to us and the trustee, may waive all defaults with respect to such debt securities and rescind and annul such declaration and its consequences if, at any time after the principal of any debt securities (or such lesser amount as may be provided in the terms of the debt securities) have been declared or become due and payable as a result of an Event of Default, and before any judgment or decree for the payment of the moneys due has been obtained or entered, we pay or deposit with the trustee a sum sufficient to pay all matured installments of interest upon all such debt securities and the principal of such debt securities (or such lesser amount as may be provided in the terms of the debt securities), with interest on such principal and interest, and such amount paid or deposited is sufficient to cover all amounts owing to the trustee, provided that all Events of Default under the indenture, other than the non-payment of the principal of the debt securities have been cured, waived or otherwise remedied.
The holders of at least a majority in principal amount of all outstanding debt securities affected (or such lesser amount as may be provided in the terms of the debt securities), by notice to the trustee, may waive an existing default or Event of Default with respect to the debt securities of such series and its consequences, except a default in the payment of principal of or interest on any outstanding debt securities or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security affected.
A holder of debt securities cannot institute any proceeding, judicial or otherwise, with respect to the indenture or such debt securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to such debt securities, (ii) the holders of at least 25% in aggregate principal amount of outstanding debt securities affected have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee, (iii) such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with such request, (iv) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and (v) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding debt securities affected have not given the trustee a direction that is inconsistent with such written request. This limitation does not apply to a holder’s ability to bring suit for the enforcement of any payment of principal of, or interest on, any of such holder’s debt securities on or after the due dates expressed on such debt securities.
The trustee is not under any obligation to exercise any of its rights or powers at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
Subject to certain exceptions, the holders of at least a majority in principal amount of all outstanding debt securities affected (or such lesser amount as may be provided in the terms of the debt securities) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
If a default occurs and is continuing and if such default is known to the trustee, the trustee will give notice of such default to each holder of the debt securities affected within 90 days after such default, unless such default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on the debt securities, the trustee is protected in withholding such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders.
We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.
Modification and Waiver
Each indenture may be amended or supplemented without notice to or the consent of any holder of debt securities in order to:
•	cure any ambiguity, defect or inconsistency; provided that such amendments or supplements do not materially and adversely affect the interests of the holders;
•	provide for the assumption of our obligations in the case of a merger or consolidation;
•	comply with any requirements of the SEC in connection with qualification of the indenture under the Trust Indenture Act;
•	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture;
•	establish the form or forms or terms of debt securities of any series or of the coupons appertaining to such debt securities;
•	provide for uncertificated or unregistered debt securities and make all appropriate changes for such purpose; and
•	make any change that does not materially and adversely affect the rights of any holder.
Other amendments and modifications of each indenture or the debt securities issued may be made with the consent of the holders of a majority in principal amount of the outstanding debt securities affected by such amendment, and the holders of a majority in principal amount of the outstanding debt securities affected by written notice to the trustee may waive future compliance by us with any provision of the indenture or such debt securities. However, no amendment or waiver may, without the consent of the holder of each outstanding debt security affected:
•	change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder’s debt security;
•	reduce the principal amount of such holder’s debt security or the rate of interest thereon (including any amount in respect of original issue discount);

•	reduce the percentage of outstanding debt securities the consent of whose holders is necessary to modify or amend the indenture with respect to the debt securities; and
•
reduce the percentage in principal amount of outstanding debt securities the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indenture or certain defaults and their consequences provided for in the indenture.

The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of senior indebtedness then outstanding that would be adversely affected by such an amendment.
Covenants
Consolidation, Merger or Sale of Assets
We will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property and assets (in one transaction or a series of related transactions) to, any person unless either (x) we are the continuing person or (y) the person (if other than us) formed by such consolidation or into which we are merged or to which our properties and assets are sold, conveyed, transferred or leased is a person organized and validly existing under the laws of the United States or any jurisdiction thereof and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, all of our obligations on all of the debt securities and under the indenture.
Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of our property and assets, the successor person formed by such consolidation or into which we are merged or to which such sale, conveyance, transfer, lease or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, us under the indenture with the same effect as if such successor person had been named instead of us in the indenture and thereafter we, except in the case of a lease, are relieved of all obligations and covenants under the indenture and the debt securities.
Satisfaction, Discharge and Covenant Defeasance
We may terminate our obligations under the indenture with respect to a series of debt securities, when:
•	we have paid or caused to be paid the principal of and interest on such series of debt securities as and when such debt securities become due and payable;
•	we have delivered to the trustee for cancellation all debt securities of such series that have been authenticated; or
•
all debt securities of such series not delivered to the trustee for cancellation have become due and payable, or by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have irrevocably deposited or caused to be deposited with the trustee the entire amount in cash or

U.S. government obligations, maturing as to principal and interest in such amounts and at such times as will ensure the availability of cash sufficient to pay at maturity or upon redemption of all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption (a “Discharge”).
We may elect to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture, except for:
•	rights of registration of transfer and exchange, and our right of optional redemption;
•	substitution of apparently mutilated, defaced, destroyed, lost or stolen debt securities;
•	rights of holders to receive payments of principal of the debt securities and interest thereon, upon the original stated due dates (but not upon acceleration);

•	the rights, obligations and immunities of the trustee; and
•	the rights of the holders of debt securities of such series as beneficiaries with respect to the property deposited with the trustee payable to all or any of them.
In addition, we may elect to have our obligations released with respect to certain covenants in each indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.
In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:
•
we have deposited or caused to be irrevocably deposited with the trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities of such series, (i) money in an amount, or (ii) U.S. government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment money in an amount, or (iii) a combination thereof, sufficient to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee (x) the principal of, premium, if any, and each installment of interest on the outstanding debt securities of such series on the due dates thereof and (y) any mandatory sinking fund payments or analogous payments applicable to the debt securities of such series on the day on which such payments are due and payable in accordance with the terms of debt securities of such series and the indenture;

•
we have delivered to the trustee (i) an opinion of counsel to the effect that holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, or a ruling directed to the trustee received from the U.S. Internal Revenue Service to the same effect as such opinion of counsel and (ii) an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

•
immediately after giving effect to such deposit on a pro forma basis, no event of default, or event that after the giving of notice or lapse of time or both would become an event of default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound;

•
if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such deposit, defeasance and discharge;

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge have been complied with; and
•
in the case of covenant defeasance, if the debt securities of such series are to be redeemed prior to the final maturity thereof (other than from mandatory sinking fund payments or analogous payments), notice of such redemption has been duly given pursuant to the indenture.

Concerning Our Relationship with the Trustees
We and our subsidiaries may maintain ordinary banking relationships and credit facilities with the trustee.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material United States Federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS
We may issue units consisting of one or more warrants, debt securities, preference shares, Common Shares or any combination of such securities. The terms of any units being offered will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will set forth the following terms of the units in respect of which this prospectus is delivered:
•
the terms of the units and of the warrants, debt securities, preference shares and Common Shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Gatos Silver, the trustees, the warrant agents, the unit agents or any other agent of Gatos Silver, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:
•	the name or names of any underwriters, dealers, agents or other purchasers;
•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•	any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the Nasdaq, the existing trading market for our Common Shares and Public Warrants, or sales made to or through a market maker other than on an exchange.

The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship.
We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations. We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for us in the ordinary course of business.
All securities we may offer, other than Common Shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters, dealers or agents that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in our Common Shares on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Common Shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of certain securities and certain matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearlman Limited. The validity of certain securities and certain matters with respect to U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Roivant Sciences Ltd. appearing in Roivant Sciences Ltd.’s Annual Report (Form 10-K) for the year ended March 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included or incorporated by reference in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement, our exhibits and the other documents incorporated by reference herein.
In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://roivant.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.
Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-40782):
•	our Annual Report on Form 10-K for the year ended March 31, 2023, filed with the SEC on June 28, 2023;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 14, 2023;
•
the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended March 31, 2023 from our Definitive Proxy Statement on Schedule 14A relating to our 2023 annual meeting of stockholders, filed with the SEC on July 31, 2023;

•	our Current Reports on Form 8-K filed with the SEC on August 2, 2023, August 4, 2023, August 17, 2023, September 15, 2023, September 26, 2023 and September 29, 2023; and
•
the description of our Common Shares in our registration statement on Form 8-A/A filed with the SEC on September 30, 2021, including any amendments thereto or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.roivant.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Information on, or accessible through, our website is not part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities. You can obtain any of the documents incorporated by reference into this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents. You can obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at the following address:
7th Floor
50 Broadway
London SW1H 0DB
United Kingdom
+44 207 400 3347